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Exhibit 5.1

OPINION AS TO LEGALITY

June 8, 2001

Argosy Gaming Company
219 Piasa Street
Alton, Illinois 62002

  Re:
  Argosy Gaming Company Registration Statement on Form S-3

Dear Sir or Madam:

    We have acted as special counsel to Argosy Gaming Company, a Delaware corporation. (the "Company") in connection with the preparation of the Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) debt securities of the Company (the "Debt Securities"), which may be guaranteed (the "Guarantees") by substantially all of the present and future wholly-owned domestic subsidiaries of the Company (the "Subsidiary Guarantors") and (ii) shares of common stock, $0.01 par value per share of the Company (the "Shares" and, together with the Debt Securities, the "Registered Securities") for offering by the Company from time to time, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto), the term "Convertible Registered Securities" means any Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

    This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; and (iv) the form of resolutions of the board of directors of the Company relating to the filing of the Registration Statement (the "Resolutions"). We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

    1.  Each series of Debt Securities and the Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors when (i) the Registration Statement shall have become effective and the indentures filed as Exhibit 4.1 and 4.2 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be

(the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Trustee"), (ii) a Prospectus Supplement with respect to such Debt Securities and the Guarantees shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Debt Resolutions") authorizing the issuance and sale of such Debt Securities and the Subsidiary Guarantors' Boards of Directors shall have duly adopted final resolutions (the "Final Guarantor Resolutions") authorizing the Guarantees, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions and (v) the consideration, if any, separately payable for the Guarantees shall have been received, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Guarantor Resolutions.

    2.  The Common Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Common Shares shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Common Shares Resolutions") authorizing the issuance and sale of such Common Shares as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) certificates evidencing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Common Shares Resolutions. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

    The foregoing opinions are limited to the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Shares.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are "experts" within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Winston & Strawn

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  Exhibit 5.1
OPINION AS TO LEGALITY